Exhibit 5.1

                   OPINION OF SCHRECK BRIGNONE & GODFREY


                                                  January 22, 2001





Harveys Casino Resorts
P.O. Box 128
Highway 50 and Stateline Avenue
Lake Tahoe, Nevada  89449

                   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Harveys Casinos Resorts, a Nevada corporation (the "registrant"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 404,000 shares (the "Shares") of the Registrant's Common Stock, par value $.01 per share, issuable under the Harveys Casino Resorts 1999 Omnibus Stock Incentive Plan (the "Plan"), and subject to adjustment as provided therein, under the Registration Statement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

         In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries as we have deemed necessary and appropriate, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all documents, records, agreements and other instruments as we have deemed relevant, including the Registration Statement and the Plan. We have also obtained from officers and agents of the Registrant and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we reviewed has been duly and validly executed and delivered by each party thereto, (ii) each natural person executing a document has sufficient legal capacity to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Registrant and all public records reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "blue sky" laws.

         Based upon the foregoing and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, the Shares have been duly authorized and, when and to the extent the Shares are registered under the Act and are issued and sold by the Registrant in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Yours very truly,

                                                     SCHRECK BRIGNONE GODFREY